Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned individually acknowledges and agrees that the foregoing statement on Schedule 13G is filed on behalf of such person and that subsequent amendments to this statement on Schedule 13G may be filed on behalf of such person without the necessity of filing an additional joint filing agreement.

Dated: February 11, 2022

CROSS SHIP S.À R.L.

By:	/s/ Gaël Sausy
	Name:	Gaël Sausy
	Title:	B Manager and Authorized Signatory

VITRUVIAN III LUXEMBOURG S.À R.L.

By:	/s/ Gaël Sausy
	Name:	Gaël Sausy
	Title:	B Manager and Authorized Signatory

VIP III NOMINEES LIMITED
By: Vitruvian Partners LLP, its director

By:	/s/ Robert James Sanderson
	Name:	Robert James Sanderson
	Title:	Partner

VIP III LP
By: Vitruvian Partners LLP, designated member of its general partner

By:	/s/ Robert James Sanderson
	Name:	Robert James Sanderson
	Title:	Partner

VIP III CO-INVEST LP
By: Vitruvian Partners LLP, designated member of its general partner

By:	/s/ Robert James Sanderson
	Name:	Robert James Sanderson
	Title:	Partner

VITRUVIAN PARTNERS LLP

By:	/s/ Robert James Sanderson
	Name:	Robert James Sanderson
	Title:	Partner